UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest reported) April 18, 2003

Holley Performance Products Inc. (Exact name of registrant as specified in charter)

Delaware	333-89061	61-1291482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1801 Russellville Road, Bowling Green, Kentucky		42101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 270-782-2900

(Former name or former address, if changed since last report)

Item 4.    Changes in Registrant’s Certifying Accountant.

On April 11, 2003, the Board of Directors of Holley Performance Products Inc. (“Holley”), based on the recommendation of its Audit Committee, dismissed its independent public accountants, Ernst & Young LLP (“Ernst”).

During Holley’s two most recent fiscal years ended December 31, 2002 and 2001 and the subsequent interim period through April 11, 2003, there were no disagreements between Holley and Ernst on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to Ernst’s satisfaction, would have caused Ernst to make reference to the matter of the disagreement in connection with their reports; and there have been no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K, except as follows:  Holley began implementation of a plan to strengthen internal controls during 2002, including certain corrective actions pursuant to an ongoing plan to correct weaknesses in internal controls that were noted in management's evaluation of controls during 2002 and that were noted by Ernst as a part of their audits of the December 31, 2001 and 2002 financial statements.  The plan has been an ongoing project throughout 2002 and continues into 2003.

Ernst’s reports on the Company’s consolidated financial statements for each of the years ended December 31, 2002 and 2001, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles except such reports did contain an explanatory paragraph as to the uncertainty of Holley’s ability to continue as a going concern.

On April 14, 2003, Holley provided Ernst with a copy of the foregoing disclosure and requested that Ernst furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not Ernst agreed with the foregoing disclosures.  A copy of such letter is attached as Exhibit 16 to this Form 8-K.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

                (c)  Exhibits.

Exhibit Number	Description

16	Copy of April 17, 2003 letter from Ernst & Young LLP

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY PERFORMANCE PRODUCTS INC.
Date: April 18, 2003

/s/ Thomas W. Tomlinson
Thomas W. Tomlinson
Chief Financial Officer